                                                                    EXHIBIT 10.3

                              SHAREHOLDER AGREEMENT

         This Shareholder Agreement (the "Agreement") is made and entered into as of ____________, 2001, by and among The Profit Recovery Group International, Inc., a Georgia corporation ("PRGX"), Howard Schultz & Associates International, Inc., a Texas corporation ("HSA-Texas"), Howard Schultz, a Texas resident ("H. Schultz"), Andrew H. Schultz, a Texas resident ("A. Schultz"), each of the trusts identified on the signature pages hereto (collectively, the "Trusts" and individually a "Trust"), John M. Cook, a Georgia resident ("Cook"), and John M. Toma, a Georgia resident ("Toma").

                                    RECITALS

         WHEREAS, H. Schultz, A. Schultz and each of the Trusts, collectively, are the beneficial and/or record owners of a majority of the shares of capital stock of HSA-Texas;

         WHEREAS, concurrently with the execution and delivery of this Agreement, PRGX and HSA-Texas have closed the transactions contemplated by that certain Agreement and Plan of Reorganization ("Acquisition Agreement"), dated __________, 2001 pursuant to which PRGX has acquired substantially all of the assets of HSA-Texas and by that certain Stock Purchase Agreement among PRGX, H. Schultz, A. Schultz and the Andrew H. Schultz Irrevocable Trust (the "AHS Irrevocable Trust") pursuant to which PRGX has acquired the stock of certain related entities in exchange for shares of no par value common stock (the "PRGX Common Stock") of PRGX;

         WHEREAS, within a reasonable period of time following the date hereof the ("Closing Date"), HSA-Texas intends to distribute (the "Distribution") all shares of PRGX Common Stock it received pursuant to the Acquisition Agreement to its shareholders, including H. Schultz, A. Schultz and the Trusts; and

         WHEREAS, in order to induce HSA-Texas and PRGX to perform their obligations under the Acquisition Agreement, the parties hereto agreed to execute and deliver this Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have the following meanings:

"Beneficially" in the context of security ownership shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Holder" shall mean, prior to the Distribution, each of HSA-Texas, Cook, Toma, and any other Person that becomes a party to this Agreement after the date hereof in accordance with Sections 3.1 and 4.8 hereof; and subsequent to the Distribution, each of H. Schultz, A. Schultz, the Trusts, Cook, Toma and any other Person that becomes a party to this Agreement after the date hereof in accordance with Sections 3.1 and 4.8 hereof.

"Holder Disclosure Schedule" shall mean the disclosure schedule attached to this Agreement, which shall be updated to reflect any Holder that becomes a party hereto after the date hereof.

"Lien" means any pledge, lien, security interest, encumbrance, restriction (voting or otherwise), claim or other similar right of every kind and nature.

"Permitted Assignee" shall mean with respect to each Holder (as defined below) only the following: (x) such Holder's spouse, lineal or adopted descendants, siblings and lineal or adopted descendants of siblings, (y) a trust primarily for the benefit of, the estate of, executors, personal representatives, administrators, guardians or conservators of, any of the individuals referred to in the foregoing clause (x) (but only in their capacity as such) and (z) charitable trusts and charitable foundations. The foregoing clauses (x) and (y) only apply to a Holder that is a natural person.

"Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

"Sale of PRGX" shall mean a single transaction or series of related transactions between PRGX and/or its shareholders on the one hand, and any Person or group of Persons on the other hand, pursuant to which such Person or group of Persons will directly or indirectly (i) acquire shares of PRGX Common Stock possessing the voting power to elect a majority of PRGX's Board of Directors; (ii) consummate a merger, reorganization, share exchange, business combination, recapitalization, amalgamation or consolidation or other similar transaction as a result of which PRGX's shareholders who own voting capital stock issued by PRGX prior to such transaction(s) shall own after the consummation of such transaction(s), less than, 50% of the outstanding voting capital equity of PRGX (or the surviving corporation or its parent, as applicable); or (iii) acquire all or substantially all of PRGX's assets and as a result of which PRGX's shareholders who own shares of PRGX Common Stock prior to such transaction(s) shall own, directly or indirectly, less than 50% of the voting capital equity of the acquiring Person or Persons.

"Term" shall mean the period commencing on the Closing Date and expiring on the Termination Date.



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"Termination Date" shall mean the date that this Agreement is terminated pursuant to Section 4.1 hereof.

"Transfer" shall mean any direct or indirect, voluntary or involuntary, sale, transfer, assignment, exchange (by merger or otherwise) of, or grant of any Lien with respect to, PRGX Common Stock or any securities exchangeable or exercisable for or any right to acquire PRGX Common Stock, and shall include any short sale, the sale of any option or contract to purchase, the purchase of any option or contract to sell, the grant of any option, right or warrant to purchase or otherwise transfer or dispose of such securities, entering into any hedge, swap, straddle, collar, single pay contract, prepaid forward contract or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any such securities, whether such transaction is to be settled by delivery of securities, in cash or otherwise.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

         2.1 Representations And Warranties Of The Holders. Each Holder represents and warrants, severally but not jointly, to each other and to PRGX as follows:

                  (a) Ownership Of PRGX Common Stock. Set forth on Section 2.1(a) of the Holder Disclosure Schedule next to the name of such Holder are (i) the number of shares of PRGX Common Stock owned of record or beneficially by such Holder, and (ii) all of the options and other convertible securities granted to or owned by such Holder that are exchangeable for or convertible into PRGX Common Stock. Except as set forth on Section 2.1(a) of the Holder Disclosure Schedule, (x) such Holder owns all such securities of record and free and clear of all Liens, and (y) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Holder is a party relating to the pledge, disposition or voting of any such securities (other than this Agreement and the Acquisition Agreement). Except for the shares of PRGX Common Stock set forth on Section 2.1(a) of the Holder Disclosure Schedule, such Holder does not beneficially own any PRGX Common Stock.

                  (b) Authority To Execute And Perform Agreements. Such Holder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Holder's obligations hereunder. For each Holder that is not a natural person, the execution and delivery of this Agreement by such Holder have been duly authorized by all requisite organizational action, if any, on the part of such Holder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity).


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

                  (c)      No Conflicts; Consents.

                  (i) The execution and delivery by such Holder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) or result in creation of any Lien upon any of the property or assets of such Holder under (A) any contract, instrument, agreement or other binding arrangement to which such Holder is a party, or by which such Holder or its assets is bound or (B) any judgment, order, writ, injunction, decree, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to such Holder or (C) any law, rule or regulation of any governmental or regulatory authority, or (D) if such Holder is not a natural person, any organizational or other governing documents.

                  (ii) No consent, approval, authorization or permit of, or filing with or notice to any corporation, firm, person or other entity or any domestic or foreign public, governmental or judicial authority is required to be obtained or made by such Holder in connection with the execution and delivery by such Holder of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE III
              RESTRICTIONS ON TRANSFER; VOTING; STANDSTILL; LEGEND

         Each Holder, as applicable, covenants and agrees during the Term as set forth in this Article III:

         3.1 Transfer Restrictions. Each Holder shall not, directly or indirectly, effect any Transfer of PRGX Common Stock that it now owns of record or hereafter acquires (whether by Transfer, stock split, share dividend, recapitalization, split-up, subdivision, or otherwise), and will take such actions as are necessary to prevent any such Transfer of PRGX Common Stock now or hereafter owned of record by such Holder, other than a Transfer (i) pursuant to the Distribution; (ii) to a Permitted Assignee provided such Permitted Assignee becomes a party to this Agreement and agrees to be bound by the terms hereof; (iii) pursuant to a tender or exchange offer to acquire PRGX Common Stock approved and recommended by a simple majority of PRGX's Board of Directors as set forth in Section 3.2 below (which recommendation is not subsequently withdrawn prior to the consummation of the tender or exchange offer); (iv) by means of a public sale in a "brokers' transaction" (as defined in Rule 144 under the Securities Act of 1933, as amended) in the market on a nationally recognized U.S. exchange or the NASDAQ stock market (including public "block sales" (as defined under Rule 10b-18 of the Exchange Act) made in such a market pursuant to brokers' transactions and private block sales not to exceed $20 million in the aggregate in any given six month period); (v) pursuant to a firm commitment, underwritten registration statement filed and declared effective pursuant to that certain Registration Rights Agreement of even date herewith to which certain Holders and PRGX are parties; (vi) for charitable purposes or pursuant to a gratuitous transfer for the benefit of the Holder, or the Holder's spouse, siblings or lineal descendents, all in an aggregate amount




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

not to exceed $10 million in any given 12 month period, or (vii) pursuant to the written consent of all Holders.

3.2 Voting of Shares. With respect to all PRGX Common Stock now or hereafter owned (whether by Transfer to the Holder, stock split, share dividend, recapitalization, split-up, subdivision or other similar event) of record by a Holder, such Holder shall vote or consent on all matters submitted to a vote of PRGX's shareholders (including without limitation election of directors of PRGX), and will take such actions as are necessary, consistent with the fiduciary duties of the trustees of any trusts, to cause the record holder of any shares of PRGX Common Stock now or hereafter beneficially owned by such Holder to so vote or consent, consistent with the recommendation by a majority of PRGX's Board of Directors; provided that the majority consists of at least nine members of PRGX's 13 member Board of Directors; provided, further that if the number of members of PRGX's Board of Directors is increased or decreased from 13, then the number of directors required to recommend a matter shall be accordingly increased or decreased to that percentage of the total Board (rounded up to the nearest whole number) equal to 9 divided by 13; provided, further, that PRGX's Board of Directors has not withdrawn such recommendation prior to the vote or consent of PRGX's Holders. If less than the required number of members of PRGX's Board of Directors make a recommendation, the Holder shall be entitled to vote or consent in his, her or its sole discretion with respect to such matter. Each Holder agrees that it shall not grant any proxies, deposit any PRGX Common Stock into a voting trust or enter into any voting agreement with respect to any PRGX Common Stock now or hereafter owned (whether by Transfer to the Holder, stock split, share dividend, recapitalization, split-up, subdivision or other similar event), of record by it, and will take such actions as are necessary to prevent any record holder of PRGX Common Stock now or hereafter beneficially owned by such Holder from taking any such action, except pursuant to this Agreement.

         3.3 Standstill. Each Holder shall not, directly or indirectly, alone or in concert with any other Person (i) initiate, propose, cause, participate in, vote in favor of or consent to a Sale of PRGX unless such Sale of PRGX has been approved and recommended by a majority of PRGX's Board of Directors (which recommendation is not subsequently withdrawn prior to consummation of such Sale of PRGX); (ii) initiate or propose any Holder proposal or action or make, or in any way participate in or encourage, any "solicitation" of "proxies" (as those terms are used in Regulation 14A under the Exchange Act) to vote or written consents, or seek to influence any Person with respect to the voting of or consenting with respect to PRGX Common Stock, or become a "participant" in a "solicitation" (as those terms are used in Regulation 14A under the Exchange Act) in opposition to a recommendation of PRGX's Board of Directors with respect to any matter; (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or effecting the Transfer of any PRGX Common Stock; or (iv) take any action that might require PRGX to make a public announcement regarding a Sale of PRGX unless such Sale of PRGX has been approved and recommended by a majority of PRGX's Board of Directors (which recommendation is not subsequently withdrawn prior to consummation of such Sale of PRGX). In the event a Holder is an officer or director of PRGX, nothing in the foregoing sentence shall




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

be construed to obligate such Holder to act in any manner inconsistent with or which may conflict with such Holder's fiduciary duties as an officer or director of PRGX.

         3.4 Legend. The certificates representing PRGX Common Stock now owned or hereafter acquired by HSA-Texas, H. Schultz, A. Schultz and the Trusts shall bear a legend in substantially the following form along with any other legends required by applicable securities laws (the legend set forth below shall be removed subsequent to the Termination Date or following any permitted Transfer hereunder, upon request of the Holder to PRGX):

         "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN A SHAREHOLDER AGREEMENT DATED [INSERT DATE] BY AND AMONG PRGX AND CERTAIN PARTIES NAMED THEREIN, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF PRGX."

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the second anniversary of the Closing Date, (ii) a material default by PRGX with respect to any material loan agreement, provided that the lender under such loan agreement has given PRGX written notice of such material default and has exercised its right to notice the default in accordance with the terms of such loan agreement and such default remains uncured or unwaived for not less than thirty days following PRGX's receipt of such notice; (iii) consummation by PRGX, without the consent of H. Schultz or his personal representative or estate, of a merger, consolidation, exchange, sale of substantially all of the assets of PRGX or other business combination having an aggregate transaction value in excess of $50 million; (iv) consummation of a fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by PRGX of PRGX Common Stock with net proceeds to PRGX in excess of $50 million; (v) amendment of PRGX's Articles of Incorporation as they exist on the Closing Date other than any amendment contemplated in the Acquisition Agreement or an amendment approved by H. Schultz; or (vi) modification of the number of members of PRGX's Board of Directors other than as contemplated in the Acquisition Agreement or as approved by H. Schultz; provided, however, that a vote in favor of any action or transaction referenced in (iii), (v) or (vi) above by H. Schultz, as a member of PRGX's Board of Directors, shall be deemed to be a consent to and approval of such action or transaction for purposes of this Agreement.

         4.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         4.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered




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

or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified in a written notice delivered in accordance with the terms hereof) or sent by confirmed electronic transmission to the telecopier number specified below:

If to PRGX, to:                               The Profit Recovery Group International, Inc.
                                              2300 Windy Ridge Parkway
                                              Suite 100 North
                                              Atlanta, GA  30339-8426
                                              Attention: Clinton McKellar Jr.
                                              Senior Vice President and General Counsel
                                              Telecopier No.: (770) 779-3034

with a copy (which shall not
constitute notice) to:                        Arnall Golden Gregory LLP
                                              2800 One Atlantic Center
                                              1201 W. Peachtree Street
                                              Atlanta, GA  30309
                                              Attention: Jonathan Golden, Esq.
                                              Telecopier No.: (404) 873-8701

If to HSA-TEXAS, H. GOLD,
A. GOLD OR THE TRUSTs:                        Shareholders' Representative
                                              Howard Schultz & Associates International, Inc.
                                              9924 LBJ Freeway
                                              Dallas, TX  75243
                                              Attention: Howard Schultz
                                              Telefax: (972) 690-7584

with a copy (which shall not
              constitute notice) to:          Malouf Lynch Jackson & Swinson
                                              600 Preston Commons East
                                              8115 Preston Road
                                              Dallas, TX  75225
                                              Attention:  Curtis Swinson, Esq.
                                              Telefax: (214) 273-0567

If to a Holder, to the address or telecopier number specified in the Holder Disclosure Schedule for such Holder.

         4.4 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

         4.5 Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Georgia without reference to choice of law principles, including all matters of construction, validity and performance.

         4.6 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         4.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         4.8 Additional Holders; Assignment. The parties hereto agree that, from time to time after the date hereof, additional Holders may be added as parties hereto by executing a counterpart of this Agreement or an instrument, reasonably acceptable to PRGX whereby such Holder shall join in and become a party to this Agreement as a Holder and shall agree to be bound by and to perform all obligations of a Holder hereunder, without in either case further action by any party hereto or thereto. In each such event, the Holder Disclosure Schedule shall be updated to reflect information relating to such Holder. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; except that in the event of a merger, consolidation, reorganization or similar transaction of PRGX with a Person where such other Person is the surviving entity, PRGX may assign its rights and obligations hereunder without the prior consent of, but with notice to, H. Schultz, A. Schultz and the Trusts.

         4.9 Entire Agreement. This Agreement and the Asset Purchase Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Asset Purchase Agreement with respect to the transactions contemplated by this Agreement and the Asset Purchase Agreement other than those set forth herein or therein or made hereunder or thereunder.

         4.10 Specific Performance. The parties hereto agree that the remedy at law for any breach or threatened breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for and shall be entitled to, without posting any bond and without any showing of irreparable injury, specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         4.11 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Schedules" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Schedules or Exhibits hereto unless otherwise indicated.

         4.12 Several and not Joint Obligations. The obligations of the Holders under this Agreement are the several and not joint obligations of each such Holder, each Person has made an individual and separate decision relating to his or its execution of this Agreement, and the Holders shall not by action of this Agreement (i) be deemed to be acting in concert or as a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or (ii) be deemed to have formed a partnership or joint venture.

         4.13 All Holders acknowledge that they are "affiliates" of PRGX as such term is used in Rule 144 under the Securities Act of 1933, as amended. In addition, each Trustee of the Trusts acknowledges that so long as he is a trustee of the Trust, any sales by such Trust of PRGX Common Stock pursuant to Rule 144 will be aggregated with sales made or proposed to be made by [THE GRANTOR OF SUCH TRUST] for purposes of determining when the volume limitations of Rule 144 have been met.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                           THE PROFIT RECOVERY GROUP
                                   INTERNATIONAL, INC.



                           By:
                              --------------------------------------------------
                           Name:  Clinton McKellar, Jr.
                           Its: Senior Vice President and General Counsel


                           -----------------------------------------------------
                           John M. Cook


                           -----------------------------------------------------
                           John M. Toma


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

                           HOWARD SCHULTZ & ASSOCIATES
                           INTERNATIONAL, INC.

                           By:
                              --------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Its:
                                ------------------------------------------------


                           -----------------------------------------------------
                           Howard Schultz


                           -----------------------------------------------------
                           Andrew H. Schultz



                           Andrew H. Schultz Irrevocable Trust
                           u/a dated May 1, 1997


                           By:
                              --------------------------------------------------
                                 Andrew H. Schultz, Sole Trustee


                           The Zachary Herman Schultz Trust
                           u/a dated June 3, 1997


                           By:
                               -------------------------------------------------
                                    Howard Schultz, Sole Trustee


                           The Gabriella Schultz Trust
                           u/a dated March 31, 1998


                           By:
                               -------------------------------------------------
                                    Howard Schultz, Sole Trustee

                           The Samuel Joel Schultz Trust
                           u/a dated July 3, 2001


                           By:
                               -------------------------------------------------
                                    Howard Schultz, Sole Trustee



                           The HHS Charitable Lead Annuity Trust
                           u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee



                           The LVS Charitable Lead Annuity Trust
                           u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee



                           The Daniel Alan Schultz HHS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee



                           The Jaynie Schultz Romaner HHS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee

                           The Andrew Harold Schultz HHS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee



                           The Daniel Alan Schultz LVS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee



                           The Jaynie Schultz Romaner LVS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee



                           The Andrew Harold Schultz LVS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee